EXHIBIT 99.1

HRG GROUP PROVIDES UPDATE ON CEO TRANSITION
NEW YORK, March 22, 2017 – HRG Group, Inc. (the “Company” or “HRG”; NYSE: HRG) today announced that Omar Asali, President and Chief Executive Officer, has informed the Company that he will resign from the Company and its subsidiaries and their respective Board of Directors effective as of April 14, 2017.  Joseph S. Steinberg, the Company’s Chairman, will assume the additional position of Chief Executive Officer of the Company upon Mr. Asali’s departure.
On November 17, 2016, HRG disclosed that Mr. Asali planned to leave HRG in the second half of fiscal 2017 to establish a private investment vehicle to make long-term investments in private and public companies.
Mr. Asali said: “I want to thank the HRG Board and employees for all of their contributions to the success of the Company.  I will be moving on to my next chapter knowing that HRG is in capable hands.  HRG and its subsidiaries are great businesses with strong performance records. I am confident that the strategic review process at HRG and sale process at Fidelity & Guaranty Life will maximize value for all shareholders.”
The HRG Board said: “Omar has played a critical role in creating value for the HRG shareholders. We thank him for all his efforts and wish him well in his future endeavors.”
About HRG Group, Inc.
HRG Group, Inc. is a holding company that conducts its operations through its operating subsidiaries. As of December 31, 2016, the Company's principal operating subsidiaries were: Spectrum Brands, a global branded consumer products company; Fidelity & Guaranty Life, a life insurance and annuity products company; and Front Street, a long-term reinsurance company. HRG is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HRG, visit: www.HRGgroup.com.
Forward Looking Statements
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the departure of the Company’s current CEO, the Company’s CEO succession plan, the Company’s strategic review process and the merger of Anbang Insurance Group and Fidelity & Guaranty Life (“FGL”), the FGL ongoing sale process and any expected or anticipated benefits from the foregoing matters.  As previously disclosed, strategic alternatives for the Company may include, but are not limited to, a merger, sale or other business combination involving the Company and/or its assets. HRG has not set a definitive schedule to complete its review of strategic alternatives and does not intend to provide updates until such time as it determines in its sole discretion, as required by law and/or it has entered into definitive documentation with respect to any strategic transaction. There can be no assurance that this process will result in a transaction, or if a transaction is undertaken, as to its terms or timing.
Forward-looking statements also include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements.
These forward-looking statements are based on the beliefs and assumptions of HRG's management and the management of HRG's subsidiaries.  Factors that could cause actual results, events and developments to differ include, without limitation: that the review of strategic alternatives at HRG will result in a transaction, or if a transaction is undertaken, as to its terms or timing; the ability of HRG's subsidiaries to close previously announced transactions, including statements regarding the closing of the merger of Anbang Insurance Group and FGL and/or the FGL ongoing sales process; the ability of HRG's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; the decision of the boards of HRG's subsidiaries to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG's liquidity, which may be impacted by a variety of factors, including the capital needs of HRG's subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG's and its subsidiaries' ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction's expected benefits and the timetable for, completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management's plans; changes in regulations; taxes; and the risks that may affect the performance of the operating subsidiaries of HRG and those factors listed under the caption “Risk Factors” in HRG's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission.  All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.  Neither HRG nor any of its affiliates undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.
For further information contact:

Investors and Media:
HRG Group, Inc.
Investor Relations
Tel: 212.906.8555
Email: investorrelations@HRGgroup.com